Exhibit 99.2

20x20 Creating the Global Leader in Rare Diseases

FORWARD-LOOKING STATEMENTS Statements included herein that are not historical facts, including without limitation statements concerning our proposed business combination with Baxalta Incorporated (“Baxalta”), and the timing and benefits thereof, including our 20x20 ambition that targets $20 billion in combined product sales by 2020, as well as other targets for future financial results, capital structure, performance and sustainability of a combined company, and a combined company’s future strategy, plans, objectives, expectations and intentions, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire could be materially adversely affected. These risks and uncertainties include, but are not limited to, the following: • • • Baxalta will refuse to negotiate with Shire, and the parties will be unsuccessful in negotiating a transaction; if a transaction is negotiated, the transaction may not be completed due to failure of closing conditions, including any shareholder approvals; the businesses may not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected, or that the expected benefits of the transaction may not be realized; disruption from the proposed transaction makes it more difficult to conduct business as usual or maintain relationships with patients, physicians, employees or suppliers; the combined company may not achieve some or all of the anticipated benefits of Baxalta’s spin-off from Baxter International, Inc. (“Baxter”) and the proposed transaction may have an adverse impact on Baxalta’s existing arrangements with Baxter; the failure to achieve the strategic objectives with respect to the proposed combination with Baxalta adversely affects the combined company’s financial condition and results of operations; products and product candidates may not achieve commercial success; product sales from certain products, including ADDERALL XR and INTUNIV, are subject to generic competition; the failure to obtain and maintain reimbursement, or an adequate level of reimbursement, by third-party payers in a timely manner for the combined company's products may adversely impact future revenues, financial condition, and results of operations, particularly if there is systematic pressure on pricing of products to treat rare diseases; supply chain or manufacturing disruptions may result in declines in revenue for affected products and commercial traction from competitive; regulatory actions associated with product approvals or changes to manufacturing sites, ingredients or manufacturing processes could lead to significant delays, an increase in operating costs, lost product sales, an interruption of research activities or the delay of new product launches; the successful development of the combined company’s pre-commercial products is highly uncertain and requires significant expenditures and time, and these products may not receive regulatory approval; the actions of certain customers could affect the combined company's ability to sell or market products profitably; investigations or enforcement action by regulatory authorities or law enforcement agencies may result in significant legal costs and the payment of substantial compensation or fines; adverse outcomes in legal matters and other disputes, including the combined company’s ability to enforce and defend patents and other intellectual property rights required for its business, could have a material adverse effect on the combined company’s revenues, financial condition or results of operations; the combined company may be unable to attract and/or retain the highly skilled personnel needed to meet its strategic objectives; and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission (“SEC”), including those risks outlined in “Item 1A: Risk Factors” in Shire’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015, and Baxalta’s filings with the SEC. • • • • • • • • • • • • • • All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by applicable law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 2 Forward Looking Statements and Other Matters

Third Party-Sourced Information All information in this press release regarding Baxalta, including its businesses, operations and financial results, was obtained from public sources. While Shire has no knowledge that any such information is inaccurate or incomplete, Shire has not verified any of that information. Additional Information This communication does not constitute an offer to buy or solicitation of any offer to sell securities. This communication relates to a proposal which Shire has made for a business combination transaction with Baxalta. In furtherance of this proposal and subject to future developments, if Shire and Baxalta agree on a negotiated transaction, Shire and Baxalta may file one or more registration statements, tender offer statements, prospectuses, proxy statements or other documents with the SEC. This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Shire and/or Baxalta may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF SHIRE AND BAXALTA ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT(S), TENDER OFFER STATEMENT(S), PROSPECTUS(ES), PROXY STATEMENT(S) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SHIRE, BALXALTA AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov or by directing a request to Shire’s Investor Relations department at Shire plc, Attention: Investor Relations, 300 Shire Way, Lexington, MA 02421 or to Shire’s Investor Relations department at +1 484 595 2220 in the U.S. and +44 1256 894157 in the UK or by email to investorrelations@shire.com. Certain Information Regarding Participants Shire and its directors and executive officers may be deemed participants in the solicitation of proxies in connection with the proposed transaction. You can find information about Shire’s directors and executive officers in Shire’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 24, 2015. Additional information regarding the special interests of these directors and executive officers in the proposed transaction will be included in one or more registration statements, tender offer statements, prospectuses, proxy statements or other documents filed with the SEC if any when they become available. You may obtain these documents (when they become available) free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Shire as described above. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. Trademarks Shire owns or has rights to use the trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks that Shire owns or has the rights to use that are referenced in this presentation include: ADDERAL XR, CINRYZE, ELAPRASE, FIRAZYR, GATTEX, INTUNIV, LIALDA, NATPARA, PREMIPLEX, REPLAGAL, VPRIV, VYVANSE and XAGRID. Baxalta states that it owns or has the right to use certain trademarks referenced in this presentation, including: ADVATE, ARALAST, FEIBA, FLEXBUMIN, GAMMAGARD, GAMMAGARD LIQUID, GLASSIA, HYQVIA, OBIZUR, RECOMBINATE, RIXUBIS and SUBCUVIA, which may be registered or used in the United States and other jurisdictions. 3 Forward Looking Statements and Other Matters (continued)

The Shire forecasts included in this presentation are derived from Shire’s Long Range Plan (the "LRP") and Shire papers subsequently produced as part of the business planning process. Shire produces a long range plan annually. The LRP was updated in March 2015, as part of Shire’s annual planning cycle, and was reviewed by the Board in April 2015. This LRP was subsequently adjusted to reflect revised expectations for SHP625 following trial results in the second quarter of 2015. The forecast product sales in this announcement are consistent with the LRP, which is at constant exchange rates, and reflects net sales for each product and key line extensions currently identified as in Phase III, Phase II and those in Phase I included in the LRP as launching before the end of 2020. The forecast product sales included in the LRP are risk-adjusted to reflect Shire’s assessment of the individual probability of launch of products in development, and the probability of success in further life cycle management trials. Estimates for these probabilities are based on industry wide data for relevant clinical trials in the pharmaceutical industry at a similar stage of development. For each pharmaceutical product, there is a range of possible outcomes from clinical development, driven by a number of variables, including safety, efficacy and product labelling. In addition, if a product is approved, the effect of commercial factors including the patient population, the competitive environment, pricing and reimbursement is also uncertain. As a result, the actual net sales achieved by a product over its commercial life will be different, perhaps materially so, from the risk adjusted net sales figures in this announcement and should be considered in this light. 4 Basis of Forecasts

Background • On 1 July 2015, Baxalta, formerly the BioScience division of Baxter, was spun off and became an independent, publicly-traded company Subsequent events • Recognizing an opportunity to generate significant shareholder value and accelerate the growth plans of both Shire and Baxalta by creating the global leader in rare diseases, Shire approached Baxalta following completion of Baxalta’s spin-off to initiate a discussion on the potential value of a business combination On 10 July 2015 Shire made a proposal to Baxalta to combine the companies in an all-stock transaction pursuant to which Baxalta’s shareholders would receive, for each Baxalta share, 0.1687 Shire ADRs, preserving the tax-free nature of Baxalta’s spin-off • Implies a value of $45.23 per Baxalta share and an enterprise value of $33.9B(1) • Represents a significant premium of 36% over Baxalta’s stock price as of 3 August 2015 Baxalta has declined to engage in substantive discussion on the potential value of combining the businesses • • Next steps • In light of the potential to generate significant value for shareholders of both companies, we decided that the most appropriate course of action at this stage would be to directly approach Baxalta’s shareholders to articulate Shire’s perspective on this opportunity • Shire’s Board of Directors strongly believes that the proposed combination with Baxalta represents a highly attractive proposition for Baxalta’s and Shire’s shareholders with significant financial and strategic value • Baxalta’s shareholders deserve the opportunity to consider this value-creating opportunity 5 (1) As of 3 August 2015 Background summary

The global leader in rare diseases • • • ~$20B in product sales by 2020 (“20x20”) Multiple $1B+ high-value rare diseases franchises with substantial barriers to entry Complementary expertise in rare diseases R&D, commercial, and manufacturing, supported by global scale and infrastructure Compelling financial profile and value creation • • • Projected double-digit top-line growth Substantial operating synergies Accretive to Non GAAP earnings(1) – breakeven in year one with accretion thereafter, supported by a share buyback program Attractive sustainable returns including IRR in excess of 10% • Strong future outlook >30 new product launches planned with ~$5B sales potential by 2020(2) Strong balance sheet and robust pro forma cash flow support future organic growth and M&A • • (1) Including impact of anticipated share buyback program. (2) Based on Shire management projections and Baxalta investor presentations. 6 Proposed combination creates the global leader in rare diseases with compelling financials and strong outlook

We have generated improved outcomes for patients and superior shareholder returns by executing a strategy focused on: 60.0 +204.0% Accelerating long-term growth through commercial excellence and M&A; Enhancing domain expertise and building our pipeline in core and adjacent TAs; Improving profitability with lean infrastructure; and Developing a high-performance culture 50.0 +120.5% 40.0 30.0 This strategy has created a platform for sustainable growth in rare diseases with: 20.0 Specialized go-to-market capabilities; A tailored innovation engine; Flexible manufacturing; and Experienced management team with a track record of successful M&A 10.0 0.0 May-13 Aug-13 Nov-13 Mar-14 Jun-14 Sep-14 Jan-15 Apr-15 Aug-15 Our leadership team has augmented this platform by successfully integrating strategic transactions to improve our growth, increase our scale and Shire NASDAQ Biotech enhance our capabilities Note: 2-May-13 is the first full trading day after Dr. Flemming Ørnskov was made CEO Source: Factset as of 3 August 2015 7 Share Price (£) rebased to Shire Shire has outperformed the market by executing a focused rare diseases strategy…

…delivering strong results as an innovative, high growth biotech company

Focus on core Therapeutic Areas (TAs)



Ophthalmics
Rare diseases
GI & Internal Medicine
Neuroscience

40% of product sales come from rare diseases

We bring a **rare diseases mindset** to all our businesses

10+ year **track record** of **growth** in rare diseases

Sustained superior financial performance and strong cash generation

23% product sales growth in 2014(1)

+6% points improvement in Non GAAP EBITDA margin in 2014(1,2)

39% Non GAAP EBITDA growth in 2014(1,3)

>200% share price increase since May 2013

Innovative and rich pipeline



Complement Biology
Renal / Fibrotic
CNS / Neuromuscular
Rare Diseases
Gastro-Intestinal/ Metabolic
Ophthalmics

Rare diseases Innovation focused in **5 TAs**

>30 R&D programs

> 75% in rare conditions

A global presence with hubs near Boston and Zurich



North America
3,532
70% sales(4)
Europe
1,168
20% sales(4)
Key location
Zug, Switzerland
International
Operational
Headquarters
Key location
Lexington, MA
US
Operational
Headquarters
Latin America
187
4% sales(4)
Other regions
129
6% sales(4)

Numbers in circles refer to employees as of 1 April 2015

(1) Results from continuing operations including ViroPharma Inc. in 2014, which was acquired on January 24, 2014, and excluding DERMAGRAFT in 2013 and 2014 which is treated as a discontinued operation following divestment on 17 January 2014. Product sales growth in 2014 excluding products acquired with ViroPharma was 11%. (2) Non GAAP EBITDA margin excludes royalties and other revenues, and is a Non GAAP financial measure. The most directly comparable measure under U.S. GAAP is Net income margin (2014: 57%). (3) This is a Non GAAP financial measure. The most comparable measure under U.S. GAAP is Net income (2014: up 412%). (4) 2014 full year product sales. Note: see last slide in this document for a list of items excluded from the U.S. GAAP equivalents to calculate all Non GAAP measures detailed above. A reconciliation of Non GAAP financial measures to the most comparable measure under U.S. GAAP is presented in Shire's full year 2014 earnings release on pages 24 to 29, available at http://investors.shire.com/quarterly-results/all.aspx.

8

Baxalta complements our strategy of growth and innovation with leading, durable franchises in rare diseases

Three growing and sustainable businesses focused on rare diseases

2014 Sales By Prod. Category



Hemophilia
Inhibitors
$6B
Immuno-globulin
BioT

Business	Outlook
Hematology	3% - 5% CAGR (1)
Immunology	8%+CAGR (1)
Oncology	$500M+ by 2020 (2) ($700M+ with Oncaspar)

Accelerating sales with 6% - 8% CAGR driven by ~20 new product launches by 2020

Sales Growth (2016-20)	6% - 8% CAGR
Op Earnings Growth (2016-20)	8%+ CAGR
2Q '15 Operating Margin(3)	29.2%
2Q '15 EBITDA Margin(3)	32.9%

- High, competitive margins and strong free cash flow growth
- New product revenue growing from ~$0.2B in 2015 to more than ~$2.5B in 2020
- Building a 3rd growth business, oncology

Leading franchises in broad and differentiated portfolio

Hematology			Immunology		
Depth in Current Hemophilia Areas			Depth in Current Immunology Areas		
Hemophilia A	Hemophilia B	Inhibitors and Acquired Hemophilia	Immune Deficiency	Neurology	Pulmonology
2015 Global Market of ~$10B			2015 Global Market of ~$11B		

ADVATE FEIBA GAMMAGARD LIQUID HyQvia

Global footprint supporting future growth



International 51%
US 49%

- >**50%** of revenue from ex-US markets
- Commercial presence in **>100** countries
- Extensive global manufacturing network with plants in **US, Europe** and **Asia**
- Establishing a new R&D innovation center in **Cambridge, MA**

(1) 2015 – 2020 CAGR. (2) Excludes recently announced Oncaspar acquisition expected to close 2H 2015. (3) According to Baxalta's public 2Q 2015 earnings statements.
Source: Baxalta investor presentations, Form 10 disclosures, equity research, and other publicly available information.

9

“Leading global biotech delivering innovative medicines to patients with rare diseases and specialty “Global biopharmaceutical company focused on delivering innovation that Vision provides patients with better treatment options for challenging chronic and rare diseases”(2) conditions”(1) Complementary strengths Shire brings: Baxalta brings: • High-growth portfolio with a leading position in rare diseases Deep experience and innovation in patient identification and post-marketing support programs Proven track record of integrating and accelerating the performance of acquired rare and orphan acquired products High-performance biotech culture • Sustained market leadership in hemophilia, a durable rare diseases franchise with opportunities for innovation A leading position in IG(3) products treating rare diseases with limited competitive risk Platform for growth in oncology (one of Shire’s targeted adjacent therapeutic areas) Broad global presence • • • • • • 10 (1) Shire 2014 Annual Report. (2) Ludwig Hantson, 30 July 2015 in Baxalta 2Q 2015 press release. (3) Immunoglobulin. Shire Baxalta We have a common vision and bring complementary strengths

Shire >10% CAGR ~$10+B(1) Together ~$20B(3) 2015E 2020E Baxalta 7% CAGR 2015E 2020E ~$8+B(2) 2015E 2020E 11 (1) Estimated results based on Shire management assumptions. (2) Estimated future results based on Baxalta investor presentations and Form 10 disclosures, using Baxalta accounting policies. (3) Estimated combined results based on Shire management assumptions and Baxalta investor presentations and Form 10 disclosures. Includes projected upside from recent acquisitions since the articulation of the 10x20 aspiration and estimated revenue synergies. ~$6B >10% CAGR ~$12B ~$6B “20 x 20”:project ~$20B in product sales by 2020

12 Source: Baxalta investor presentations and Form 10 disclosures. Shire Baxalta Shire and Baxalta have highly complementary rare diseases capabilities

The combined company would have a strong product portfolio with a focus on rare diseases

Leading franchises and brands

	Franchise	Brands
From Shire	Neuro / Ophth. 2014 product sales: **$2.2B**	Vyvanse; Lifitegrast[1]; Adderall XR
From Shire	GI/IM 2014 product sales: **$1.3B**[(4)]	Lialda / Mezavant; Gattex; Natpara
From Shire	Rare Disease 2014 product sales: **$2.3B**	Elaprase; Replagal; Cinryze; Firazyr; VPRIV
From Baxalta	Hematology 2015E product sales: **$3.5B**[(2)]	Advate; FEIBA
From Baxalta	Immunology 2015E product sales: **$2.4B**[(2)]	Flexbumin; Gammagard; HyQvia
From Baxalta	Oncology 2015E product sales: **$0.1B**[(2)]	Oncaspar

Projected 2020 product sales breakdown[(3)]


~$20B
Other
~35%
Rare diseases
~65%
2020

(1) If approved by regulatory authorities. (2) Baxalta investor presentations 19 May 2015. (3) Estimated combined results based on Shire management assumptions and Baxalta investor presentations and Form 10 disclosures. Includes projected upside from recent acquisitions since the articulation of the 10x20 aspiration and estimated revenue synergies. (4) 2014 product sales do not include Gattex and Natpara which were acquired in 2015 with NPS.

13

#1 platform for rare diseases innovation and growth

Combined rare diseases platform



Immunology
Subcuvia
firazyr
HyQvia
CINRYZE
SM101
GAMMAGARD LIQUID
Oncology
Calaspargase pegol
Pacritinib
oncaspar
Rigosertib
nal-IRI
BAX 069
Hematology
RIXUBIS
BAX 555
ADVATE
HEMOFIL M
VONVENDI
XAGRID
BAX 826
RECOMBINATE
BEBULIN
BAX 930
BAX 335
FEIBA
IMMUNINE
BAX 817
Obizur
BAX 855
Neuroscience / Ophthalmology
GAMMAGARD LIQUID
HyQvia
SHP607
GI / Internal / Endocrine
SHP627
SHP625
Gattex
SHP621
SHP620
Natpara
Genetic Diseases
elaprase
SHP631
SHP635
VPRIV
SHP611
Glassia
SHP622
SHP609
ARALAST
REPLAGAL
SHP610
#1 in rare diseases
~$13B in 2020 rare diseases revenue(1); >50 products / programs(2)

(1) Future results are estimates based on Shire management projections and Baxalta investor presentations and Form 10 disclosures. Combined revenues in rare diseases projected to be ~$13B in 2020 which is the most of any rare diseases company according to Shire analysis. (2) >50 inline + pipeline rare diseases products and programs including pre-clinical programs; more rare diseases products and programs than any other company.

14

Robust combined pipeline of innovative rare disease programs with near- and long-term potential

Shire[2]

Preclinical	Phase 1	Phase 2	Phase 2	Phase 3[3]	Registration
26 Research programs	SHP611 MLD (Ph 1/2)	SHP607 Prevention of ROP	SHP625 Alagille syndrome	Firazyr ACE inhibitor-induced AE	NATPARA (EU) Hypoparathyroidism
TH / GCH1 Gene pod Parkinson's subset	SHP616 (Cinryze SC) HAE prophylaxis	SHP610 Sanfilippo A	SHP625 Primary sclerosing cholangitis	Firazyr (Japan) HAE	INTUNIV (EU) ADHD
SHP608 Dystrophic e. bullosa	SHP616 (Cinryze) Acute neuromyelitis optica	SHP625 Primary biliary cirrhosis	SHP616[1] (Cinryze) Acute antibody mediated rejection	SHP616 (Cinryze) (Japan) HAE prophylaxis	SHP606 (Lifitegrast) Dry eye disease
SHP623 (rC1-INH) HAE prophylaxis	SHP622 Friedreich's ataxia	SHP625 Progressive familial intrahepatic cholestasis	SHP620[1] (Maribavir) CMV in transplant patients	SHP609 Hunter IT	
SHP624 Hemophilia B (gene edit)	SHP627 Focal segmental glomerulosclerosis	LDX (Japan) ADHD	SHP 621[1] (Meritage) EoE	SHP555 (US) Chronic constipation	
SHP630 adRP	SHP631 Hunter CNS (Armagen)		FST-100[1] Infectious Conjunctivitis	INTUNIV (Japan) ADHD	
SHP628 Renal impairment	SHP635 Autosomal dominant hypocalcemia			SHP465 ADHD	
	SHP626 Non-alcoholic steatohepatitis				

Baxalta[4]

Preclinical	Phase 1	Phase 2	Phase 2	Phase 3[3]	Registration
BAX 888 FVIII gene therapy	BAX 826 EHL rFVIII PSA	SM101 (FcγRIIb) SLE	BAX 555 Sickle cell	BAX 817 rFVIIa	BAX 111 (Vonvendi) (US) rVWF
Anti-TFPI Hemophilia	BAX 930 TTP (rADAMTS13)	SM101 (FcγRIIb) IgA N (Berger)	BAX 335 FIX gene therapy	HYQVIA CIDP	BAX 855 (US/Japan) EHL rFVIII PEG
	BAX 923 Adalimumab biosimilar	BAX 069 (Imalumab Anti-MIF) malignant ascites	MM-398 (nal-IRI) Pancreatic 1st Line	MM-398 (nal-IRI) Gastric 1st Line	OBIZUR (EU) Acquired hemophilia A
		BAX 069 (Imalumab Anti-MIF) colorectal	Pacritinib AML	Pacritinib Myelofibrosis	20% IGSC (EU) Primary immunodeficiency
				Calaspargase pegol ALL	MM-398 (nal-IRI)[5] Pancreatic cancer post-gemcitabine
				BAX 2001 (Rigosertib) High-risk MDS	
				BAX 2200 Etanercept (Enbrel) biosimilar	

■ Rare diseases programs

(1) Phase 3 ready. (2) Shire pipeline as of 3 Aug 2015. (3) Including Phase 2/3 registrational trials. (4) According to Baxalta investor presentation on 19 May 2015. (5) Ex-US and ex-Taiwan.

15

The combined company would benefit from increased scale and efficiency

Scale Efficiencies	• Lean global support (G&A) functions • Additional commercial and R&D efficiencies • Streamlined systems and processes • "Best of both" approach
Global Technical Operations Network	• ~15 combined internal manufacturing sites • Strong capabilities in managing CMO relationships • Increased scale in global supply chain • Efficient central technical operations (e.g., supply chain, engineering, and procurement)
Favorable Integrated Tax Profile	• Complementary tax profiles • Shire's existing Irish domicile • Swiss hub

Significant Synergy Opportunity:

- Significant operating synergies
- Projected combined Non GAAP effective tax rate of 16-17% by 2017

Source: Baxalta investor presentations, Form 10 disclosures and other publicly available sources.

16

Combination creates a “must have” healthcare investment with potential for significant value creation

Compelling financial profile:

- ***Double-digit top-line compound annual growth***[(1)]
- ***Significant operating synergies***
- ***Attractive combined tax profile*** – ~16-17% projected combined Non GAAP effective tax rate by 2017
- ***Accretive to Non GAAP earnings***[(2)] – breakeven in year one, with accretion thereafter
  - Supported by a share buyback program to repurchase, within two years, up to 13% of the combined post-transaction shares outstanding
- ***Strong returns*** – IRR in excess of 10%

Sustainable value creation through:

- ***Durable category leadership*** – largest rare disease company by revenue projected through 2020[(1)]
- ***Growth and innovation*** focus – >50 combined products / programs in development with >30 new product launches planned by 2020[(3)]
- ***Robust balance sheet and strong pro forma cash flow*** provide flexibility to support future organic growth opportunities and M&A
- ***Biotech culture*** and spirit

Combined company provides a compelling platform for growth

(1) Future results are estimates based on Shire management projections and Baxalta investor presentations and Form 10 disclosures. (2) Including impact of anticipated share buyback program. (3) Based on Baxalta investor presentations and Form 10 disclosures and Shire internal pipeline projections.

17

flexibility for future M&A 18 Shire shareholders expected to benefit from… •Accelerated strategic plan: 10 x 20 20 x 20 •Enhanced Non GAAP EPS and cash flows •Increased scale with preserved •Diversification Baxalta shareholders expected to benefit from… •Immediate significant premium •Acceleration and de-risking of Baxalta’s strategy •Enhanced growth trajectory •Opportunity to participate in a dynamic growth platform Benefits accrue to shareholders of both companies

19 (1) Largest by revenue. For our people – rewarding opportunity for growth • Develop and deliver innovative therapies for patients in need • Entrepreneurial biotech culture with career growth opportunities • Individuals valued and rewarded for their contributions For our patients and physicians – a rare diseases innovation leader • Largest portfolio of rare diseases products(1) • Commitment to strong patient services • Robust pipeline addressing serious unmet needs This combination represents a compelling opportunity for key stakeholders beyond our investors

• The global leader in rare diseases (“20 x 20”) • Compelling financial profile creation and value • Strong future outlook 20 Now is the time to act – we encourage Baxalta to engage without further delay on this value-creating combination Baxalta’s shareholders deserve a chance to consider this strategic, value-creating combination

21 Appendix

This presentation contains financial measures not prepared in accordance with US GAAP. These Non GAAP measures exclude the effect of certain cash and non-cash items, that Shire's management believes are not related to the core performance of Shire’s business. These Non GAAP financial measures are used by Shire’s management to make operating decisions because they facilitate internal comparisons of Shire’s performance to historical results and to competitors’ results. Shire’s Remuneration Committee uses certain key Non GAAP measures when assessing the performance and compensation of employees, including Shire’s Directors. The Non GAAP measures are presented in this presentation as Shire’s management believe that they will provide investors with a means of evaluating, and an understanding of how Shire’s management evaluates, Shire’s performance and results on a comparable basis that is not otherwise apparent on a US GAAP basis, since many non-recurring, infrequent or non-cash items that Shire’s management believe are not indicative of the core performance of the business may not be excluded when preparing financial measures under US GAAP. These Non GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with US GAAP. Where applicable the following items, including their tax effect, have been excluded when calculating Non GAAP earnings: Amortization and asset impairments: • • Intangible asset amortization and impairment charges; and Other than temporary impairment of investments. Acquisitions and integration activities: • • • • Up-front payments and milestones in respect of in-licensed and acquired products; Costs associated with acquisitions, including transaction costs, fair value adjustments on contingent consideration and acquired inventory; Costs associated with the integration of companies; and Noncontrolling interests in consolidated variable interest entities. Divestments, reorganizations and discontinued operations: • • • • Gains and losses on the sale of non-core assets; Costs associated with restructuring and reorganization activities; Termination costs; and Income/(losses) from discontinued operations. Legal and litigation costs: • Net legal costs related to the settlement of litigation, government investigations and other disputes (excluding internal legal team costs). Other: • • • Net income tax credit (being income tax, interest and estimated penalties) related to the settlement of certain tax positions with the Canadian revenue authorities. Costs associated with AbbVie’s terminated offer for Shire, including costs of employee retention awards. Break fee received in relation to AbbVie’s terminated offer for Shire. A reconciliation of Non GAAP financial measures to the most directly comparable measure under US GAAP is presented in Shire’s FY 2014 earnings release on pages 24 to 29, available at http://investors.shire.com/quarterly-results/all.aspx. 22 Non GAAP financial measures